EXHIBIT 4.4

FORM OF RECEIVABLES PURCHASE AGREEMENT

TOYOTA MOTOR CREDIT CORPORATION,
as Seller

and

TOYOTA AUTO FINANCE RECEIVABLES LLC,
as Purchaser

Dated as of [___________]

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

1

SECTION 1.01.

Definitions

1

SECTION 1.02.

Other Definitional Provisions.

3

ARTICLE II

CONVEYANCE OF RECEIVABLES

4

SECTION 2.01.

Conveyance of Receivables.

4

SECTION 2.02.

Representations and Warranties of the Seller and the Purchaser.

5

SECTION 2.03.

Representations and Warranties of the Seller as to the Receivables.

8

SECTION 2.04.

Repurchase of Receivables

12

SECTION 2.05.

Covenants of the Seller

13

ARTICLE III

PAYMENT OF RECEIVABLES PURCHASE PRICE

14

SECTION 3.01.

Payment of Receivables Purchase Price

14

ARTICLE IV

TERMINATION

14

SECTION 4.01.

Termination

14

ARTICLE V

MISCELLANEOUS PROVISIONS

14

SECTION 5.01.

Amendment.

14

SECTION 5.02.

Protection of Right, Title and Interest to Receivables.

15

SECTION 5.03.

Governing Law

16

SECTION 5.04.

Notices

16

SECTION 5.05.

Severability of Provisions

16

SECTION 5.06.

Assignment

16

SECTION 5.07.

Further Assurances

16

SECTION 5.08.

No Waiver; Cumulative Remedies

16

SECTION 5.09.

Counterparts

17

SECTION 5.10.

Third-Party Beneficiaries

17

SECTION 5.11.

Merger and Integration

17

SECTION 5.12.

Headings

17

SECTION 5.13.

Indemnification

17

SECTION 5.14.

Merger or Consolidation of, or Assumption of the Obligations of, the Seller.  17


RECEIVABLES PURCHASE AGREEMENT, dated as of [_____], between TOYOTA MOTOR CREDIT CORPORATION, a California corporation, as seller (the “Seller”), and TOYOTA AUTO FINANCE RECEIVABLES LLC, a Delaware limited liability company, as purchaser (the “Purchaser”).

WHEREAS, the Seller and the Purchaser wish to set forth the terms pursuant to which the Receivables (as hereinafter defined) and certain other property are to be sold by the Seller to the Purchaser, which Receivables will be transferred by the Purchaser, pursuant to the Sale and Servicing Agreement (as hereinafter defined), to the Toyota Auto Receivables [____]-[_] Owner Trust (the “Issuer”), which will issue notes backed by such Receivables and the other property of the Issuer and one or more certificates representing fractional undivided interests in such Receivables and the other property of the Issuer.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, each party agrees as follows for the benefit of the other party and for the benefit of the Purchaser, Issuer and Indenture Trustee:

ARTICLE I

DEFINITIONS

SECTION 1.01.

Definitions.  Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Agreement” shall mean this Receivables Purchase Agreement and all amendments hereof and supplements hereto.

“Amount Financed” in respect of a Receivable means the aggregate amount advanced under such Receivable toward the purchase price of the related Financed Vehicle and any related costs, including but not limited to accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of retail automobile and light duty truck installment sale contracts.

“Annual Percentage Rate” or “APR” of a Receivable means the annual rate of finance charges specified in such Receivable.

“Basic Documents” means this Receivables Purchase Agreement, the Trust Agreement, the Sale and Servicing Agreement, the Indenture, the Administration Agreement, the Securities Account Control Agreement and the other documents and certificates delivered in connection herewith and therewith.

“Closing Date” shall mean [_____].

“Cutoff Date” shall mean [_____].

“Dealer Recourse” means, with respect to a Receivable, all recourse rights against the Dealer that originated the Receivable, and any successor Dealer, in respect of beaches of representations and warranties relating to the origination of the related Receivables and the perfection of the security interests in the related Financed Vehicles.

“Financed Vehicle” means, with respect to a Receivable, the related automobile or light duty truck, as the case may be, together with all accessions thereto, securing the related Obligor’s indebtedness under such Receivable.

“Indenture Trustee” shall mean [_______], as indenture trustee under the Indenture, or any successor trustee thereunder.

“Issuer” means the Toyota Auto Receivables [____]-[_] Owner Trust, a Delaware statutory trust.

“Lien” means any security interest, lien, charge, pledge, equity or encumbrance of any kind other than tax liens, mechanics’ liens and any liens that attach to a Receivable or any property, as the context may require, by operation of law.

“Liquidation Proceeds” means, with respect to a Defaulted Receivable, all amounts realized with respect to such Receivable from whatever sources (including, without limitation, proceeds of any Insurance Policy), net of amounts that are required by law or such Receivable to be refunded to the related Obligor.

“Obligor” on a Receivable means the purchaser or co-purchasers of the related Financed Vehicle purchased in part or in whole by the execution and delivery of such Receivable or any other Person who owes or may be liable for payments under such Receivable.

“Owner Trustee” shall mean [______], not in its individual capacity but solely as owner trustee under the Trust Agreement, or any successor trustee thereunder.

“Purchaser” shall mean Toyota Auto Finance Receivables LLC, in its capacity as purchaser of the Receivables under this Agreement, and its successors and assigns.

“Receivable” means any retail installment sale contract executed by an Obligor in respect of a Financed Vehicle, and all proceeds thereof and payments thereunder, which Receivable shall be identified in the Schedule of Receivables.

“Receivable File” means with respect to each Receivable:

(a)

the fully executed original of the Receivable;

(b)

documents evidencing or related to any Insurance Policy;

(c)

the original credit application executed by the related Obligor (or a photocopy or other image thereof that the Servicer shall keep on file in accordance with its customary procedures), on TMCC’s customary form, or on a form approved by TMCC;

(d)

the original certificate of title (or evidence that such certificate of title has been applied for), or a photocopy or other image thereof of such documents that the Servicer shall keep on file in accordance with TMCC’s customary procedures, evidencing the security interest in the related Financed Vehicle; and

(e)

any and all other documents (whether tangible or electronic) that the Seller or the Servicer, as the case may be, shall keep on file, in accordance with its customary procedures, relating to such Receivable or the related Obligor or Financed Vehicle.

“Receivables Purchase Price” shall mean $[_______________]

“Released Warranty Amount” means, with respect to a Payment Date and to a Warranty Receivable, the Deferred Prepayment, if any, for such Warranty Receivable.

“Sale and Servicing Agreement” shall mean the Sale and Servicing Agreement dated as of [_____], by and among Toyota Auto Receivables [____]-[_] Owner Trust, as issuer, Toyota Auto Finance Receivables LLC, as seller, and Toyota Motor Credit Corporation, as servicer, and, as to which, the Indenture Trustee is a third party beneficiary.

“Securities Account Control Agreement” shall have the meaning ascribed thereto in the Sale and Servicing Agreement.

“Seller” shall mean Toyota Motor Credit Corporation, in its capacity as seller of the Receivables under this Agreement, and its successors and assigns.

“Schedule of Receivables” means the schedule of receivables described in Section 2.01(a) and delivered to the Purchaser on the Closing Date.

“Trust Agreement” means the Amended and Restated Trust Agreement dated as of [_____], by and between Toyota Auto Finance Receivables LLC, as depositor, and [____], as Owner Trustee.

“Warranty Purchase Payment” means, with respect to a Payment Date and to a Warranty Receivable which is a Simple Interest Receivable repurchased by the Seller as of the close of business on the last day of the related Collection Period, the sum of (a) the unpaid Principal Balance owed by the Obligor in respect of such Receivable as of the last day of the related Collection Period plus (b) interest on such unpaid Principal Balance at a rate equal to the related APR to the last day in the related Collection Period.

“Warranty Receivable” means a Receivable purchased by the Seller pursuant to Section 2.03(c).

SECTION 1.02.

Other Definitional Provisions.

(a)

All capitalized terms not otherwise defined in this Agreement shall have the defined meanings used in the Sale and Servicing Agreement or Trust Agreement, as the case may be.

(b)

With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments, amendments and restatement and supplement thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and the term “including” means “including without limitation.

ARTICLE II

CONVEYANCE OF RECEIVABLES

SECTION 2.01.

Conveyance of Receivables.

(a)

Subject to the terms and conditions of this Agreement, on the Closing Date the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, without recourse (subject to the Seller’s obligations hereunder):

(i)

all right, title and interest of the Seller in and to the Receivables listed in the Schedule of Receivables and all monies due thereon or paid thereunder or in respect thereof (including proceeds of the repurchase of Receivables by the Seller pursuant to Section 2.03(c)) on or after the Cutoff Date;

(ii)

the interest of the Seller in the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any accessions thereto;

(iii)

the interest of the Seller in any proceeds of any physical damage insurance policies covering Financed Vehicles and in any proceeds of any credit life or credit disability insurance policies relating to the Receivables or the Obligors;

(iv)

the interest of the Seller in any Dealer Recourse;

(v)

the right of the Seller to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and have been repossessed in accordance with the terms thereof; and

(vi)

all proceeds of the foregoing.

The parties hereto intend that the conveyance hereunder be a sale.  In the event that the conveyance hereunder is not for any reason considered a sale, the Seller hereby grants to the Purchaser a first priority perfected security interest in all of its right, title and interest in, to and under the Receivables, and all other property conveyed hereunder and listed in this Section and all proceeds of any of the foregoing.  The parties intend that this Agreement constitute a security agreement under applicable law.  Such grant is made to secure the payment of all amounts payable hereunder, including, without limitation, the Receivables Purchase Price.

(b)

In connection with the foregoing conveyance, the Seller agrees to record and file, at its own expense, one or more financing statements with respect to the Receivables now existing and hereafter created for the sale of chattel paper (as defined in Section 9-102 of the UCC as in effect in the State of California) meeting the requirements of applicable state law in such manner as is necessary to perfect the sale of the Receivables to the Purchaser, and the proceeds thereof (and any continuation statements as are required by applicable state law), and to deliver a file-stamped copy to the Indenture Trustee of each such financing statement (or continuation statement) or other evidence of such filings (which may, for purposes of this Section, consist of telephone confirmation of such filings with the file stamped copy of each such filings to be provided to the Purchaser in due course), as soon as is practicable after receipt by the Seller thereof.

In connection with the foregoing conveyance, the Seller further agrees, at its own expense, on or prior to the Closing Date (i) to annotate and indicate in its computer files that the Receivables have been transferred to the Purchaser pursuant to this Agreement, (ii) to deliver to the Purchaser a computer file or printed or microfiche list containing a true and complete list of all such Receivables, identified by account number and by the Principal Balance of each Receivable as of the Cutoff Date, which file or list shall be delivered to the Purchaser on the Closing Date and is hereby incorporated into and made a part of this Agreement and (iii) to deliver the Receivable Files to or upon the order of the Purchaser.

SECTION 2.02.

Representations and Warranties of the Seller and the Purchaser.

(a)

The Seller hereby represents and warrants to the Purchaser as of the date of this Agreement and the Closing Date that:

(i)

Organization and Good Standing.  The Seller shall have been duly organized and shall be validly existing as a corporation in good standing under the laws of the State of California, with corporate power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall now have, corporate power, authority and legal right to acquire, own and sell the Receivables.

(ii)

Due Qualification.  The Seller shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications and where the failure to so qualify will have a material adverse effect on the ability of the Seller to conduct its business or perform its obligations under this Agreement.

(iii)

Power and Authority.  The Seller shall have the corporate power and authority to execute and deliver this Agreement and to carry out its terms, and the execution, delivery and performance of this Agreement shall have been duly authorized by the Seller by all necessary corporate action.

(iv)

Binding Obligation.  This Agreement shall constitute a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(v)

No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Seller, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents); nor violate any law or, to the best of the Seller’s knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties; which breach, default, conflict, lien or violation would have a material adverse effect on the earnings, business affairs or business prospects of the Seller.

(vi)

No Proceedings.  There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the Seller’s knowledge, threatened, against or affecting the Seller: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely effect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

(b)

The Purchaser hereby represents and warrants to the Seller as of the date of this Agreement and the Closing Date that:

(i)

Organization and Good Standing.  The Purchaser shall have been duly organized and shall be validly existing as a limited liability company in good standing under the laws of the State of Delaware, and has power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and shall now have, power, authority and legal right to acquire and own the Receivables.

(ii)

Due Qualification.  The Purchaser shall be duly qualified to do business as a foreign limited liability company in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications and where the failure to so qualify will have a material adverse effect on the ability of the Purchaser to conduct its business or perform its obligations under this Agreement.

(iii)

Power and Authority.  The Purchaser shall have the power and authority to execute and deliver this Agreement and to carry out its terms; the Purchaser shall have full power and authority to purchase the property to be purchased and shall have duly authorized such purchase; and the execution, delivery and performance of this Agreement shall have been duly authorized by the Purchaser by all necessary action.

(iv)

Binding Obligation.  This Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(v)

No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of formation or limited liability company agreement of the Purchaser, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Purchaser is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Basic Documents), nor violate any law or, to the best of the Purchaser’s knowledge, any order, rule or regulation applicable to the Purchaser of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties; which breach, default, conflict, Lien or violation would have a material adverse affect on the earnings, business affairs or business prospects of the Purchaser.

(vi)

No Proceedings.  There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the Purchaser’s knowledge, threatened, against or affecting the Purchaser: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement.

(c)

The representations and warranties set forth in this Section shall survive the sale of the Receivables by the Seller to the Purchaser pursuant to this Agreement and the sale of the Receivables by the Purchaser to the Issuer pursuant to the Sale and Servicing Agreement. Upon discovery by the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party.

SECTION 2.03.

Representations and Warranties of the Seller as to the Receivables.

(a)

Eligibility of Receivables.  The Seller hereby represents and warrants to the Purchaser as of the Cutoff Date that:

(i)

Characteristics of Receivables.  Each Receivable (A) shall have been originated in the United States by a Dealer for the retail sale of the related Financed Vehicle in the ordinary course of such Dealer’s business, shall have been fully and properly executed by the parties thereto, shall have been purchased by the Seller from such Dealer under an existing agreement with the Seller and shall have been validly assigned by such Dealer to the Seller in accordance with the terms of such agreement, (B) shall have created or shall create a valid, subsisting and enforceable first priority security interest in favor of TMCC in the related Financed Vehicle, which security interest has been assigned by TMCC to the Seller and shall be assignable, and shall be so assigned, by the Seller to the Issuer hereby, (C) shall, except as may otherwise be provided in this Agreement, provide for monthly payments that fully amortize the Amount Financed by maturity (except for minimally different payments in the first or last month in the life of the Receivable) and provide for a finance charge or yield interest at its APR, in either case calculated based on the simple interest method, (D) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security and (E) shall provide for, in the event that such Receivable is prepaid, a prepayment that fully pays the Principal Balance and includes accrued but unpaid interest.

(ii)

Schedule of Receivables.  The information set forth in the Schedule of Receivables shall be true and correct in all material respects as of the opening of business on the Cutoff Date, the Receivables were selected from the retail installment sale contracts included in the portfolio of the Seller meeting the selection criteria set forth in this Section and no selection procedures believed to be adverse to the interests of any Securityholders shall have been utilized in selecting the Receivables.

(iii)

Compliance with Law.  Each Receivable, including each form of contract used to originate each Receivable and each sale of the related Financed Vehicle, shall have complied at the time such form of contract was used or such sale was originated or made, and shall comply at the time of execution of this Agreement in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z (to the extent applicable) state adaptations of the National Consumer Credit Protection Act and of the Uniform Consumer Credit Code, the Servicemembers Civil Relive Act of 2003 and other consumer credit, equal credit opportunity and disclosure laws, as applicable to such Receivable.

(iv)

Binding Obligation.  Each Receivable shall constitute the legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(v)

No Bankrupt Obligors.  None of the Receivables shall be due, to the best knowledge of the Seller, from any Obligor who is presently the subject of a bankruptcy proceeding or is insolvent.

(vi)

No Government Obligors.  None of the Receivables shall be due from the United States or any state, or from any agency, department or instrumentality of the United States or any state or local government.

(vii)

Employee Obligors.  None of the Receivables shall be due from any employee of the Seller, the Purchaser or any of their respective affiliates.

(viii)

Security Interest in Financed Vehicles.  Immediately prior to the sale, assignment and transfer thereof pursuant hereto, each Receivable shall be secured by a validly perfected first priority security interest in the related Financed Vehicle in favor of the Seller as secured party or all necessary and appropriate action with respect to such Receivable shall have been taken to perfect a first priority security interest in such Financed Vehicle in favor of the Seller as secured party.

(ix)

Receivables in Force.  No Receivable shall have been satisfied, subordinated or rescinded, nor shall any Financed Vehicle have been released in whole or in part from the lien granted by the related Receivable.

(x)

No Waivers.  No provision of a Receivable shall have been waived in such a manner that such Receivable fails to meet all of the other representations and warranties made by the Seller herein with respect thereto.

(xi)

No Amendments.  No Receivable shall have been amended or modified in such a manner that the total number of Scheduled Payments has been increased or that the related Amount Financed has been increased or that such Receivable fails to meet all of the other representations and warranties made by the Seller herein with respect thereto.

(xii)

No Defenses.  No facts shall be known to the Seller which would give rise to any right of rescission, setoff, counterclaim or defense, nor shall the same have been asserted or threatened, with respect to any Receivable.

(xiii)

No Liens. The Seller has not received notice that any liens or claims shall have been filed as of the date of this Agreement, including liens for work, labor or materials relating to a Financed Vehicle, that shall be liens prior to, or equal or coordinate with, the security interest in such Financed Vehicle granted by the related Receivable, which Liens shall not have been released or satisfied as of the Closing Date.

(xiv)

No Defaults; No Repossession.  Except for payment defaults that, as of the Cutoff Date, have been continuing for a period of not more than 29 days, no default, breach, violation or event permitting acceleration under the terms of any Receivable shall have occurred as of the Cutoff Date; no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable shall have arisen; the Seller shall not have waived any of the foregoing; and no Financed Vehicle has been repossessed without reinstatement as of the Cutoff Date.

(xv)

Insurance.  The terms of each Receivable require the Obligor to obtain and maintain physical damage insurance covering the related Financed Vehicle in accordance with the Seller’s normal requirements.  The terms of each Receivable allow, but do not require the Seller to (and the Seller, in accordance with its current normal servicing procedures, does not) obtain any such coverage on behalf of the Obligor. No Receivable is subject to a force-placed Insurance Policy on the related Financed Vehicle.

(xvi)

Good Title.  It is the intention of the Seller that the transfer and assignment herein contemplated, taken as a whole, constitute a sale of the Receivables from the Seller to the Purchaser and that the beneficial interest in and title to the Receivables not be part of the debtor’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Purchaser, and no provision of a Receivable shall have been waived, as provided in clause (x) above; immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens and rights of others; immediately upon the transfer and assignment thereof, the Purchaser shall have good and marketable title to each Receivable, free and clear of all Liens and rights of others; and the transfer and assignment herein contemplated has been perfected under the UCC.

(xvii)

Lawful Assignment.  No Receivable shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable under this Agreement or pursuant to transfers of the related certificates of title shall be unlawful, void or voidable.

(xviii)

All Filings Made.  As of the Closing Date, all filings (including UCC filings) necessary in any jurisdiction to provide third parties with notice of the transfer and assignment herein contemplated, to perfect the sale of the receivables from the Seller to the Purchaser and to give the Purchaser a first priority perfected security interest in the Receivables shall have been made, and to give the Indenture Trustee a first priority perfected security interest therein.

(xix)

Priority.  The Receivable is not pledged, assigned, sold, subject to a security interest, or otherwise conveyed other than pursuant to the Basic Documents.  The Seller has not authorized the filing of and is not aware of any financing statements against TMCC or the Seller that include a description of collateral covering the Receivables other than any financing statement relating to security interests granted under the Basic Documents or that have been terminated.  The Sale and Servicing Agreement creates a valid and continuing security interest in the Receivable in favor of the Issuer which security interest is prior to all other Liens and is enforceable as such against all other creditors of and purchasers and assignees from the Seller.

(xx)

One Original or Authoritative Copy.  There is only one original executed copy of each “tangible record” constituting or forming a part of each Receivable that is tangible chattel paper fully executed by the related Obligor, or a single “authoritative copy” (as such term is used in Section 9-105 of the UCC) of each electronic record constituting or forming a part of each Receivable in the form of electronic chattel paper.  Such “authoritative copy” of each Receivable in the form of electronic chattel paper consists of a copy or image stored in an electronic medium of the original executed copy of the Receivable in the form of tangible chattel paper that had been executed by the related Obligor, that had been delivered to the Seller before conversion to an electronic record, and that identifies the Seller as the secured party under such Receivable or as the assignee of the secured party under such Receivable.  No copies or revisions that change the Seller’s identification as the secured party or the assignee of the secured party can be made without the participation of the Seller.  Either (i) there are no copies of the authoritative copy of any Receivable in the form of electronic chattel paper or (ii) every copy of the authoritative copy and every copy of a copy is readily identifiable as a copy that is not the authoritative copy of the Receivable in the form of electronic chattel paper.  No revision of the authoritative copy of the Receivable in the form of electronic chattel paper can be made unless such revision is readily identifiable as an authorized or unauthorized revision.  After the creation and designation of the electronic record evidencing the Receivable as the authoritative copy, the tangible record evidencing the Receivable was destroyed and, pending such destruction, was marked or maintained in such a manner as to indicate that such tangible record is not an authoritative copy of the Receivable.

(xxi)

Chattel Paper.  Each Receivable constitutes “chattel paper” that is in the form of either “tangible chattel paper” or “electronic chattel paper” as such terms are defined in the UCC.

(xxii)

Additional Representations and Warranties.  (A) Each Receivable shall have an original number of Scheduled Payments of not less than [__] nor more than [__] and, as of the Cutoff Date, a remaining number of Scheduled Payments of not less than [__] nor more than [__]; (B) each Receivable provides for the payment of a finance charge based on an APR ranging from [___]% to [___]%; (C) each Receivable shall have, as of the Cutoff Date, an unpaid principal balance of not less than $[____] nor more than $[____]; and (D) each Receivable is being serviced primarily by Toyota Motor Credit Corporation; each Receivable is secured by a new or used automobile or light duty truck; (vi) no Receivable was more than 30 days past due as of the Cut-Off Date; (vii) as of the Cut-Off Date, no Receivable was noted in the records of the TMCC or the Servicer as being the subject of any pending bankruptcy or insolvency proceeding; and (viii) each of the Receivables were selected using selection procedures that were not known or intended by TMCC or the Servicer to be adverse to the Issuer; (ix) each Receivable is calculated with the Simple Interest Method.

(b)

Notice of Breach.  The representations and warranties set forth in this Section shall speak as of the execution and delivery of this Agreement, but shall survive the sale, transfer and assignment of the Receivables to the Purchaser and any subsequent assignment or transfer pursuant to Article Two of the Sale and Servicing Agreement. The Purchaser or the Seller, or the Owner Trustee, as the case may be, shall inform the other party promptly, in writing, upon discovery of any breach of the Seller’s representations and warranties pursuant to this Section which materially and adversely affects the interests of the Purchaser (or any assignee thereof) in any Receivable.

SECTION 2.04.

Repurchase of Receivables.  In the event of a breach of any representation or warranty set forth in Section 2.03(a) which materially and adversely affects the interest of the Purchaser (or any assignee thereof) in any Receivable, unless such breach shall have been cured in all material respects, the Seller shall repurchase such Receivable by the last day of the second Collection Period following the Collection Period in which the discovery of the breach is made or notice is received, as the case may be (or, at the option of the Seller, the last day in the first Collection Period following the Collection Period in which such discovery is made or such notice received). This repurchase obligation shall obtain for all representations and warranties of the Seller contained in Section 2.03(a) of this Agreement whether or not the Seller has knowledge of the breach at the time of the breach or at the time the representations and warranties were made. In consideration of the purchase of any such Receivable, the Seller shall remit an amount equal to the Warranty Purchase Payment in respect of such Receivable to the Purchaser. Except as described below, the sole remedy of the Purchaser (or any assignee thereof) with respect to a breach of the Seller’s representations and warranties pursuant to this Agreement shall be to require the Seller to repurchase the related Receivable pursuant to this Section. Upon any such repurchase, the Purchaser shall, without further action, be deemed to transfer, assign, set-over and otherwise convey to the Seller, without recourse, representation or warranty, all the right, title and interest of the Purchaser in, to and under such repurchased Receivable, all monies due or to become due with respect thereto and all proceeds thereof. The Purchaser or the Owner Trustee, as applicable, shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such Receivable pursuant to this Section.  The sole remedy of the Purchaser, the Issuer, the Owner Trustee, the Indenture Trustee or the Securityholders with respect to a breach of the Seller’s representations and warranties pursuant to Section 2.03(a) shall be to require the Seller to repurchase the related Receivables pursuant to this Section.

SECTION 2.05.

Covenants of the Seller.  The Seller hereby covenants that:

(a)

Security Interests.  Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein, the Seller will immediately notify the Purchaser of the existence of any Lien on any Receivable and, in the event that the interests of the Purchaser (or any assignee thereof) in such Receivable are materially and adversely affected, such Receivable shall be repurchased from the Purchaser by the Seller in the manner and with the effect specified in Section 2.03(c), and the Seller shall defend the right, title and interest of the Purchaser in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this subsection shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Receivables, Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if the Seller shall currently be contesting the validity of such taxes in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

(b)

Delivery of Payments.  The Seller agrees to deliver in kind upon receipt to the Servicer under the Sale and Servicing Agreement (if other than the Seller) all payments received by the Seller in respect of the Receivables as soon as practicable after receipt thereof by the Seller from and after the appointment of the Servicer as Servicer under the Sale and Servicing Agreement with respect to the Toyota Auto Receivables [____]-[_] Owner Trust.

(c)

Conveyance of Receivables.  The Seller covenants and agrees that it will not convey, assign, exchange, allow control over or otherwise transfer the Receivables (other than Receivables repurchased pursuant to Section 2.04) to any Person prior to the termination of this Agreement pursuant to Article IV hereof.

(d)

No Impairment.  The Seller shall take no action, nor omit to take any action, which would impair the rights of the Purchaser in any Receivable, nor shall it, except as otherwise provided in this Agreement or the Sale and Servicing Agreement, reschedule, revise or defer payments due on any Receivable.

ARTICLE III

PAYMENT OF RECEIVABLES PURCHASE PRICE

SECTION 3.01.

Payment of Receivables Purchase Price.  In consideration of the sale of the Receivables from the Seller to the Purchaser as provided in Section 2.01, on the Closing Date the Purchaser agrees to pay the Seller an amount equal to the Receivables Purchase Price. The Receivables Purchase Price shall be paid in the form of (i) $[___________], the net cash proceeds from the sale by the Purchaser of the Class [A-2] Notes, the Class [A-3] Notes and the Class [A-4] Notes and the net cash proceeds of the sale of the Class [A-1] Notes to TMCC (less amounts retained to pay expenses of the Purchaser), and (ii) $[__________], evidenced by an advance under a subordinated non-recourse promissory note.

ARTICLE IV

TERMINATION

SECTION 4.01.

Termination.  The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate, except for the indemnity obligations of the Seller as provided herein, upon the termination of the Trust Agreement and dissolution of the Issuer as provided in Article IX of the Trust Agreement.

ARTICLE V

MISCELLANEOUS PROVISIONS

SECTION 5.01.

Amendment.

(a)

This Agreement may be amended from time to time by the Purchaser and the Seller, without the consent of any of the Issuer, the Owner Trustee, the Indenture Trustee, the Swap Counterparty, the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or for the purpose of modifying in any manner the rights of the Noteholders or the Certificateholders in the Receivables; provided, however, that an Officer’s Certificate delivered by the Servicer to the Owner Trustee and the Indenture Trustee, in connection with such amendment certifying that either (i) such officer reasonably believes such amendment will not, adversely affect in any material respect the interests of any Noteholder or Certificateholder or (ii) (i) has received a letter from [Standard & Poor’s] to the effect that [Standard & Poor’s] will not reduce or withdraw the rating it has then currently assigned to any Class of Notes as a result of such amendment and (ii) [has provided Moody’s with 10 days’ prior written notice of such amendment and Moody’s shall not have notified the Indenture Trustee and/or the Owner Trustee, as the case may be, that such amendment might or would result in the reduction or withdrawal of the rating it has then currently assigned to any Class of Notes].

(b)

This Agreement may also be amended from time to time by the Purchaser and the Seller with the consent of the Owner Trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement.

SECTION 5.02.

Protection of Right, Title and Interest to Receivables.

(a)

The Seller, at its expense, shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Purchaser’s right, title and interest to the Receivables and other property conveyed by the Seller to the Purchaser hereunder to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder to all of the Receivables and such other property. The Seller shall deliver to the Purchaser file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.  The Purchaser shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection.

(b)

Within 30 days after the Seller makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-507 of the UCC as in effect in the applicable state, the Seller shall give the Purchaser notice of any such change and shall execute and file such financing statements or amendments as may be necessary to continue the perfection of the Purchaser’s security interest in the Receivables and the proceeds thereof.

(c)

The Seller shall notify the Purchaser within 30 days after any relocation of its principal executive office or state of incorporation, if, as a result of such relocation, the applicable provisions of the UCC as in effect in the applicable state would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file such financing statements or amendments

(d)

The Seller shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables, the Seller’s master computer records (including any backup archives) that refer to any Receivable shall indicate clearly the interest of the Purchaser in such Receivable and that such Receivable is owned by the Purchaser.  Indication of these respective interests in a Receivable shall be deleted from or modified on the Seller’s computer systems when, and only when, the related Receivable shall have become a Liquidated Receivable or been repurchased.

(e)

If at any time the Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to, any prospective purchaser, lender or other transferee, the Seller shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Purchaser.

SECTION 5.03.

Governing Law.  This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions (other than Section 5-1401 of the General Obligations Law of the State of New York), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 5.04.

Notices.  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to (a) in the case of the Purchaser, to Toyota Auto Finance Receivables LLC, 19851 Western Avenue EF 12, Torrance, California 90509, Attention: President; and (b) in the case of Toyota Motor Credit Corporation, 19001 South Western Avenue, Torrance, California 90501, Attention: Treasury Department; or, as to any of such Persons, at such other address as shall be designated by such Person in a written notice to the other Persons.

SECTION 5.05.

Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 5.06.

Assignment.  This Agreement may not be assigned by the Purchaser or the Seller except as contemplated by this Section, Section 5.14 of this Agreement, the Trust Agreement and the Sale and Servicing Agreement; provided, however, that simultaneously with the execution and delivery of this Agreement, the Purchaser shall assign all of its right, title and interest herein to the Issuer, which, in turn, will pledge its rights to the Indenture Trustee for the benefit of the Noteholders as provided in Section 2.01 of the Sale and Servicing Agreement, to which the Seller hereby expressly consents.  The Seller agrees to perform its obligations hereunder for the benefit of the Issuer and that the Indenture Trustee may enforce the provisions of this Agreement, exercise the rights of the Purchaser and enforce the obligations of the Seller hereunder without the consent of the Purchaser.

SECTION 5.07.

Further Assurances.  The Seller and the Purchaser agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party hereto or by the Issuer or the Indenture Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements, amendments, continuation statements or releases relating to the Receivables for filing under the provisions of the UCC or other law of any applicable jurisdiction.

SECTION 5.08.

No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Purchaser, the Issuer, the Indenture Trustee or the Seller, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

SECTION 5.09.

Counterparts.  This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

SECTION 5.10.

Third-Party Beneficiaries.  This Agreement will inure to the benefit of and be binding upon the parties hereto, the Issuer and the Indenture Trustee for the benefit of the Noteholders, each of which shall be considered to be a third-party beneficiary hereof.  Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

SECTION 5.11.

Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

SECTION 5.12.

Headings.  The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

SECTION 5.13.

Indemnification.  The Seller shall indemnify and hold harmless the Purchaser from and against any and all costs, expenses, losses, claims, damages, injury and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, and was imposed upon such Person through the willful misconduct or negligence of the Seller in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement, including, but not limited to, any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Seller shall not indemnify any such Person if such acts, omissions or alleged acts or omissions constitute negligence or willful misconduct by the Purchaser.  In case any such action is brought against a party indemnified under this Section 5.13 and it notifies the Seller of the commencement thereof, the Seller will assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who may, unless there is, as evidenced by an Opinion of Counsel stating that there is an unwaivable conflict of interest, be counsel to the Seller), and the Seller will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation.

SECTION 5.14.

Merger or Consolidation of, or Assumption of the Obligations of, the Seller.

(a)

The Seller shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(i)

the corporation formed by such consolidation or into which the Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of the Seller substantially as an entirety shall be organized and existing under the laws of the United States or any State or the District of Columbia, and, if the Seller is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Purchaser, in form reasonably satisfactory to the Purchaser, the performance of every covenant and obligation of the Seller hereunder and shall benefit from all the rights granted to the Seller hereunder in all material respects; and

(ii)

The Seller shall have delivered to the Purchaser an Officer’s Certificate of the Seller and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b)

The obligations of the Seller hereunder shall not be assignable nor shall any Person succeed to the obligations of the Seller hereunder except in each case in accordance with the provisions of the foregoing paragraph and of Section 5.06.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

TOYOTA MOTOR CREDIT CORPORATION,
as Seller

By:

______________________________
Name:

Title:

TOYOTA AUTO FINANCE RECEIVABLES LLC, as Purchaser

By:

______________________________
Name:

Title:

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